Exhibit 99.20

TPG SPECIALTY LENDING, INC.
888 7th Avenue, 4th Floor
New York, NY 10019

PERSONAL AND CONFIDENTIAL

December 3, 2013

Global Geophysical Services, Inc.
13927 South Gessner Road
Missouri City, TX 77489

Amendment to Fee Letter

Ladies and Gentlemen:

Reference is made to the Fee Letter, dated as of September 30, 2013 (as amended or otherwise modified from time to time, the "Fee Letter"), by and among Global Geophysical Services, Inc., a Delaware corporation (the "Company"), TPG Specialty Lending, Inc. and Tennenbaum Capital Partners, LLC.  Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Fee Letter or in the Financing Agreement (as defined in the Fee Letter).

The parties hereto wish to amend the Fee Letter as follows:

1.           Section 3 and Section 4 of the Fee Letter are hereby amended by deleting each instance of the phrase "the first anniversary of the Closing Date" contained therein, and inserting the phrase "the date that is 18 months following the Closing Date" in its stead.

2.           Section 4 of the Fee Letter is hereby amended by deleting the grid contained therein and inserting the following grid in its stead:

Relevant period (number of calendar months elapsed since the Closing Date)	Prepayment Premium as a percentage of the amount so paid
after 18 and on or prior to 30	3.0%
after 30	0%

Except as otherwise expressly provided herein, the Fee Letter is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the date hereof (A) all references in the Fee Letter to "this Fee Letter", "hereto", "hereof", "hereunder" or words of like import referring to the Fee Letter shall mean the Fee Letter as amended and modified by this amendment, and (B) all references in any Loan Document to the "Fee Letter", "thereto", "thereof", "thereunder" or words of like import referring to the Fee Letter shall mean the Fee Letter as amended and modified by this amendment.  This amendment shall be effective only in the specific instances and for the specific purposes set forth herein and does not allow for any other or further departure from the terms and conditions of the Fee Letter which terms and conditions shall remain in full force and effect.

Global Geophysical Services, Inc.
December 3, 2013

Please note that this amendment to the Fee Letter is exclusively for the information of the senior management of the Company and may not be disclosed by the Company to any third party other than the Company's officers, directors, agents, attorneys and advisors who are directly involved in the Financing Agreement to the extent such persons agree or are otherwise obligated to hold the same in confidence or circulated or referred to publicly, except to the extent expressly set forth in the Financing Agreement.

This amendment shall become effective on the First Amendment Effective Date (as defined in the First Amendment) and shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

This amendment may be executed in any number of counterparts, each of which when executed shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed counterpart of a signature page of this amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

[Remainder of page intentionally left blank]

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this amendment, which shall become a binding agreement upon execution and delivery of this amendment by each party hereto.

Very truly yours,
TPG SPECIALTY LENDING, INC., as Collateral Agent and Co-Lead Arranger
By:	/s/ MICHAEL FISHMAN
Name: Michael Fishman Title: CEO
TENNENBAUM CAPITAL PARTNERS, LLC, as Co-Lead Arranger
By:	/s/ DAVID ADLER
Name: David Adler Title: Partner

ACCEPTED AS OF THE DATE FIRST WRITTEN ABOVE:
GLOBAL GEOPHYSICAL SERVICES, INC.
By:	/s/ P. MATHEW VERGHESE
Name: P. Mathew Verghese
Title: Senior Vice President and Chief Financial Officer